Exhibit 23.2

[Logo of Mitchell & Titus, LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Verizon Savings and Security Plan for Mid-Atlantic Associates (the Plan) of our report dated June 20, 2025, with respect to the financial statements and supplemental schedule of the Plan included in the Plan’s Annual Report on Form 11-K, for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Mitchell & Titus LLP

Mitchell & Titus LLP
New York, NY
May 1, 2026